Household Consumer Loan Trust, 1995-1
Series 1995-1 Owner Trust Calculations
Due Period Ending	Apr 30, 2002
Payment Date	May 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.860000%
Accrual end date, accrual beginning date and days in Interest Period	May 15, 2002 Apr 15, 2002 30
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	24,106,508.60	61,666,666.67	5,833,333.33	15,857,350.29
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.24%	0.625%	1.03%
Rate (capped at 13.0%, 15%, 16%)	2.100000%	2.485000%	2.890000%
Interest/Yield Payable on the Principal Balance	42,186	127,701	14,049
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	42,186	127,701	14,049
Interest/Yield Paid	42,186	127,701	14,049

Summary

Beginning Security Balance	24,106,509	61,666,667	5,833,333	15,857,350
Beginning Adjusted Balance	24,106,509	61,666,667	5,833,333
Principal Paid	24,106,509	61,666,667	5,833,333	15,857,350
Ending Security Balance	0	0	0	0
Ending Adjusted Balance	0	0	0
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	0	0	0
Minimum Adjusted Balance		61,666,667	5,833,333	15,833,333
Certificate Minimum Balance			0
Ending OC Amount as Holdback Amount				0
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0	0	0	0
Reversals	0	0	0	0
Charge offs	0	0	0	0
Ending Net Charge Offs	0	0	0	0

Interest/Yield Paid per $1000	$0.0562485	$0.7416049	$0.4635893
Principal Paid per $1000	$32.1420115	$358.1190427	$192.4938401